EXHIBIT 10.1
FIRST AMENDMENT TO CONTRIBUTION AND FORMATION AGREEMENT
     THIS FIRST AMENDMENT TO CONTRIBUTION AND FORMATION AGREEMENT (this “First Amendment”) is made and entered into as of June 16, 2006, by and among COUSINS PROPERTIES INCORPORATED, a Georgia corporation (“Cousins”), CP VENTURE THREE LLC, a Delaware limited liability company (“Other Owner”), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Prudential”).
R E C I T A L S:
     WHEREAS, Cousins, Other Owner and Prudential entered into that certain Contribution and Formation Agreement dated as of May 2, 2006 (the “Original Agreement”), as amended by that certain Letter Agreement dated May 23, 2006, by and among Cousins, Other Owner and Prudential (the “Letter Agreement”; the Original Agreement and the Letter Agreement shall hereinafter be collectively referred to as the Agreement); and
     WHEREAS, Cousins, Other Owner and Prudential desire to amend the Agreement in certain respects, as more particularly hereinafter set forth.
     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Cousins, Other Owner and Prudential, Cousins, Other Owner and Prudential hereby covenant and agree as follows:
     1. Defined Terms. Whenever defined terms and words of art are used herein, as indicated by the initial capitalization thereof, such defined words and terms of art, if not defined herein, shall have the same meanings ascribed thereto in the Agreement.
     2. Closing Deadline. Notwithstanding anything to the contrary set forth in the Agreement, the Closing Deadline shall be June 29, 2006.
     3. Prudential Investment. Notwithstanding anything to the contrary set forth in the Agreement or in the Venture Agreement, Prudential hereby agrees to pay the second installment of the Prudential Initial Contribution Amount (as such term is defined in the Venture Agreement) on the Closing Deadline. On or prior to the Closing Date, the parties will modify Section 3.2.2 of the Venture Agreement to evidence that said second installment will be paid on the Closing Deadline.
     4. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. For purposes of this First Amendment, a facsimile signature shall be deemed an original signature.

     5. Ratification. The Agreement, as expressly amended hereby, is hereby ratified and confirmed by Cousins, Other Owner and Prudential and declared to be in full force and effect.
     IN WITNESS WHEREOF, Prudential, Cousins and the Other Owner have executed this First Amendment under seal as of the day and year first above written.

COUSINS PROPERTIES INCORPORATED, a Georgia corporation
By:	/s/ Craig B. Jones
	Name:	Craig B. Jones
	Title:	Executive Vice President

CP VENTURE THREE LLC, a Delaware limited liability company

By: CP VENTURE LLC, a Delaware limited liability company, as the Managing Member thereof

By: COUSINS PROPERTIES INCORPORATED, a Georgia corporation, as a Managing
Member thereof duly authorized hereunto

By:	/s/ Craig B. Jones
	Name:	Craig B. Jones
	Title:	Executive Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation
By:	/s/ Mark W. Seedorff
	Name:	Mark W. Seedorff
	Title:	Vice President